EXHIBIT 23.4

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-10459 of our report dated January 31, 1996 on the Consolidated Financial Statements of UUNET Technologies, Inc. included in WorldCom, Inc.'s Current Report on Form 8-K dated August 25, 1996 as amended by Amendment No. 1 on Form 8-K/A filed on or around November 1, 1996 and to all references to our Firm included in or made a part of this registration statement.

                                         /s/ ARTHUR ANDERSEN LLP

Washington, D.C.
November 1, 1996